Exhibit 99.2

News
CapitalSource Inc.

4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael E. Weiss
Vice President — Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
CAPITALSOURCE REPORTS ADJUSTED EPS OF $0.68
FOR THE SECOND QUARTER 2007
•	12.4% Increase in Adjusted Earnings from Prior Quarter

•	Strong Liquidity Based on Committed Bank Lines

•	Total Assets Under Management Increased to $20.1 billion

•	Dividend of $0.60 per Share Paid During the Quarter, 3.4% Increase from Prior Quarter
Chevy Chase, MD, August 2, 2007 — CapitalSource Inc. (NYSE: CSE) today announced financial results for the quarter ended June 30, 2007. Adjusted earnings for the quarter were $128.4 million, or $0.68 per diluted share, a 12.4% increase in adjusted earnings and a 7.9% increase in adjusted earnings per diluted share from the prior quarter.
Net income for the quarter was $84.3 million, or $0.45 per diluted share, a 7.2% increase in net income from the prior quarter.
A regular quarterly cash dividend of $0.60 per share was paid on June 29, 2007 to common shareholders of record on June 15, 2007. The dividend was 3.4% higher than the $0.58 per share dividend paid in the prior quarter.
“CapitalSource continues to perform at a high level as evidenced by the very strong returns this quarter,” said John K. Delaney, CapitalSource Chairman and CEO. “In light of current market conditions, we have been even more disciplined on new origination credit and pricing, and our net commercial asset growth of $537.6 million reflects that discipline. Our credit performance remains solid, with charge-offs and other credit metrics remaining in historical range.”

“Continued strong yield in our commercial loan portfolio and stable cost of funds produced net investment income ahead of our expectations this quarter,” said Thomas A. Fink, CapitalSource Chief Financial Officer. “Results were further complemented by favorable other income, including strong gains from our commercial investment portfolio. Our funding platform remains solid, and during the quarter and in July we took additional steps to further strengthen and diversify our funding and liquidity.”
Assets Under Management
•	Assets under management were approximately $20.1 billion, an increase of $1.9 billion, or 10.0%, from the prior quarter.
Commercial Asset Portfolio
•	Total commercial assets, including commercial loans and direct real estate investments, were $10.0 billion at quarter end, an increase of $537.6 million, or 5.7%, from the prior quarter.

•	Total commercial loans outstanding were $8.9 billion at quarter end, an increase of $303.1 million, or 3.5%, from the prior quarter.

•	Direct real estate investments, net of accumulated depreciation, were $1.0 billion at quarter end, an increase of $227.2 million, or 28.2%, from the prior quarter.

•	Interest income was $227.8 million for the quarter, an increase of $19.1 million, or 9.2%, from the prior quarter, primarily due to net portfolio growth.

•	Operating lease income was $22.1 million for the quarter, an increase of $1.8 million, or 9.0%, from the prior quarter, primarily due to additional income generated by direct real estate assets acquired during the second quarter.

•	Net investment income was $172.5 million for the quarter, an increase of $4.7 million, or 2.8%, from the prior quarter, primarily due to an increase in the average balance of commercial loans, partially offset by an increase in interest expense and provisions for loan losses.
Commercial Net Finance Margin
•	Yield on average interest-earning assets was 12.05% for the quarter, a decrease of 39 basis points from the prior quarter. The decrease in yield is primarily due to a decrease in prepayment-related fee income.

•	Prepayment-related fee income contributed 76 basis points to yield for the quarter, compared to 110 basis points in the prior quarter.

•	Cost of funds was 6.20% for the quarter, a decrease of 2 basis points from the prior quarter. Overall borrowing spread to one-month LIBOR was 0.88% for the quarter, compared to 0.90% for the prior quarter.

•	Leverage, as measured by the ratio of total debt-to-equity at the end of the quarter, was 4.03x, a slight increase consistent with the Company’s stated goal of achieving 4-5x leverage in its commercial lending and investment segment.

•	Net finance margin, defined as net investment income divided by average income earning assets, was 6.95% for the quarter. The decrease of 43 basis points from 7.38% in the prior quarter was principally due to a decrease in fee income.
Other Income
•	Gain (Loss) on Investments, net was $17.0 million, an increase of $10.8 million from the prior quarter primarily due to realized gains and dividends received on our commercial investment portfolio. Gains included a $3.2 million gain on the sale of an investment related to a previously charged-off loan.

•	Other Income, net of expenses was $13.0 million, a $6.0 million increase from the prior quarter primarily due to gains on loan sales, fees arising from our HUD mortgage origination services, and third-party servicing income, partially offset by losses on foreign currency exchange.

•	(Loss) gain on residential mortgage investment portfolio was $(13.8) million, an increase of $(8.1) million from the prior quarter primarily due to the net change in the fair value of Agency MBS and related derivatives. Adjusted earnings includes an adjustment for realized and unrealized losses (gains) on these items.

•	Gain (loss) on derivatives was $3.2 million, an increase of $5.4 million from the prior quarter primarily due to a net increase in the fair value of hedges in our commercial lending & investment portfolio. Adjusted earnings includes an adjustment for unrealized (gains) losses on these items.
Commercial Credit
•	Loans on non-accrual status, which the Company considers its primary credit metric, increased by 14 basis points from the first quarter to 1.77% of total commercial assets. Though higher than amounts reported in the prior quarter, this result is below that of the prior year end and the quarter ended June 30, 2006.

•	Allowance for loan losses as a percentage of total commercial assets decreased 5 basis points from the prior quarter to 1.28%.

•	Net charge-offs increased $3.4 million from the previous quarter to $13.6 million. As a percentage of average commercial assets, annualized net charge-offs for the year-to-date period are 0.52%.

•	Impaired commercial assets as a percentage of total commercial assets were 3.50% at quarter end, an increase of 53 basis points from the prior quarter.

Funding and Liquidity
•	During the quarter, the Company raised $82.1 million through the issuance of approximately 3.3 million shares of common stock under its Dividend Reinvestment and Stock Purchase Plan.

•	During the quarter, the Company increased its unsecured credit facility to $1.05 billion from $640 million. Six new institutions joined the lending syndicate, bringing the total number of lenders to 23 at quarter end. Committed credit facilities totaled $5.3 billion with approximately $2.0 billion undrawn at quarter end.

•	On July 30, the Company closed its offering of $250 million 7.25% senior subordinated convertible notes due 2037. The notes have an initial conversion rate of 36.9079 shares of the Company’s common stock per $1,000 principal amount, representing a conversion price of approximately $27.09 per share.
Effective Tax Rate
•	The overall annual estimated tax rate at quarter end was 23.00%, compared to 19.45% at the end of the prior quarter reflecting the Company’s estimate of greater profitability in our taxable REIT subsidiary.
Adjusted Return on Equity
•	The consolidated adjusted return on equity, defined as adjusted earnings divided by average GAAP equity, was 22.33% for the quarter, an increase of 121 basis points from the prior quarter. The accompanying Financial Supplement provides a detailed reconciliation of GAAP net income to adjusted earnings.
TierOne Update
•	CapitalSource filed its application for approval of the acquisition of TierOne with the Office of Thrift Supervision (OTS) on June 29, 2007.

•	CapitalSource and TierOne have filed a joint proxy statement / prospectus statement with the Securities and Exchange Commission on July 16, 2007, relating to the TierOne acquisition. The full document is posted on the Investor Relations section of the CapitalSource website at www.capitalsource.com.
CapitalSource will hold an analyst and investor conference call with a simultaneous webcast August 2, 2007 at 10 a.m. (Eastern Daylight Time) to discuss the company’s second quarter results. To participate, analysts and investors may call (866) 277-1181 from within United States or (617) 597-5358 from outside the United States, utilizing the passcode, 69384876. Other interested parties may access a webcast of the conference call at the Investor Relations section of the CapitalSource web site at www.capitalsource.com
A telephonic replay will be available from approximately 12:00 p.m. (Eastern Daylight Time) on August 2, 2007, through August 9, 2007. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with the passcode 91867771. An audio replay will also be available on the Investor Relations section of the CapitalSource website.

The Company’s second quarter 2007 investor presentation will be posted to the Investor Relations section of the CapitalSource website on August 2, 2007. A transcript of the earnings conference call will also be posted on August 2, 2007.
About CapitalSource
CapitalSource (NYSE:CSE) is a leading commercial lending, investment and asset management business focused on the middle market. CapitalSource manages an asset portfolio which as of June 30, 2007 was approximately $20.1 billion, including: $10.0 billion in the commercial lending and investing business, $6.5 billion in the residential mortgage investment business, and $3.5 billion on behalf of third parties. Headquartered in Chevy Chase, Maryland, the Company has approximately 550 employees in offices across the country and in Europe. For more information, visit www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections, and including statements about the proposed merger between CapitalSource and TierOne, which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: the merger with TierOne may not be completed on the proposed terms and schedule or at all; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in CapitalSource’s 2006 Annual Report on Form 10-K, and documents subsequently filed by CapitalSource with the Securities and Exchange Commission, including our Current Report on Form 8-K as filed with the SEC on July 23, 2007. All forward-looking statements included in this news release are based on information available at the time of the release.
We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CapitalSource Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
	2007	2007	2006
	($ in thousands)
ASSETS
Cash and cash equivalents	$271,492	$308,770	$302,055
Restricted cash	221,650	135,550	224,388
Mortgage-related receivables, net	2,162,715	2,239,257	2,412,279
Mortgage-backed securities pledged, trading	4,290,965	3,372,329	3,093,675
Receivables under reverse-repurchase agreements	26,237	26,315	95,632
Loans held for sale	154,229	156,650	42,221
Loans:
Loans	8,761,127	8,455,570	7,033,118
Less deferred loan fees and discounts	(128,785)	(124,380)	(127,584)
Less allowance for loan losses	(127,547)	(125,236)	(100,775)

Loans, net	8,504,795	8,205,954	6,804,759
Direct real estate investments, net	1,032,838	805,650	249,851
Investments	197,543	185,710	161,550
Other assets	299,226	228,148	183,445

Total assets	$17,161,690	$15,664,333	$13,569,855

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$4,217,086	$3,309,559	$3,146,750
Credit facilities	3,671,041	3,425,020	3,363,978
Term debt	5,652,228	5,423,317	4,131,981
Other borrowings	1,082,176	1,040,453	838,504
Other liabilities	214,806	202,852	79,689

Total liabilities	14,837,337	13,401,201	11,560,902

Noncontrolling interests	44,871	44,797	56,341

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—	—
Common stock ($0.01 par value, 500,000,000 shares authorized; 191,877,813, 189,538,383 and 175,840,043 shares issued; 191,877,813, 188,238,383 and 174,540,043 shares outstanding, respectively)	1,918	1,882	1,745
Additional paid-in capital	2,361,158	2,302,393	1,950,721
Accumulated deficit	(85,978)	(56,067)	26,406
Accumulated other comprehensive income, net	2,384	53	3,666
Treasury stock, at cost	—	(29,926)	(29,926)

Total shareholders’ equity	2,279,482	2,218,335	1,952,612

Total liabilities, noncontrolling interests and shareholders’ equity	$17,161,690	$15,664,333	$13,569,855

CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,	Six Months Ended June 30,
	2007	2007	2006	2007	2006
	($ in thousands, except per share data)
Net investment income:
Interest income	$311,184	$289,554	$256,037	$600,738	$451,535
Fee income	45,056	50,027	36,603	95,083	78,145

Total interest and fee income	356,240	339,581	292,640	695,821	529,680
Operating lease income	22,118	20,288	6,694	42,406	11,319

Total investment income	378,358	359,869	299,334	738,227	540,999
Interest expense	200,291	186,649	153,918	386,940	251,700

Net investment income	178,067	173,220	145,416	351,287	289,299
Provision for loan losses	17,410	14,926	11,471	32,336	26,184

Net investment income after provision for loan losses	160,657	158,294	133,945	318,951	263,115

Operating expenses:
Compensation and benefits	38,615	40,014	34,130	78,629	67,450
Other administrative expenses	27,828	25,308	19,561	53,136	36,860

Total operating expenses	66,443	65,322	53,691	131,765	104,310

Other income (expense):
Diligence deposits forfeited	1,813	862	1,103	2,675	3,370
Gain (loss) on investments, net	17,002	6,163	(1,489)	23,165	(1,740)
Gain (loss) on derivatives	3,153	(2,255)	6,124	898	6,650
(Loss) gain on residential mortgage investment portfolio	(13,846)	(5,698)	4,035	(19,544)	(2,071)
Other income, net of expenses	12,957	6,977	1,523	19,934	5,431

Total other income	21,079	6,049	11,296	27,128	11,640

Noncontrolling interests expense	1,272	1,330	1,230	2,602	2,091

Net income before income taxes and cumulative effect of accounting change	114,021	97,691	90,320	211,712	168,354
Income taxes	29,693	19,001	17,531	48,694	30,641

Net income before cumulative effect of accounting change	84,328	78,690	72,789	163,018	137,713
Cumulative effect of accounting change, net of taxes	—	—	—	—	370

Net income	$84,328	$78,690	$72,789	$163,018	$138,083

Net income per share:
Basic	$0.45	$0.44	$0.43	$0.89	$0.87
Diluted	$0.45	$0.43	$0.43	$0.88	$0.85

Average shares outstanding:
Basic	185,371,033	179,324,672	168,866,621	182,274,147	159,309,225
Diluted	187,428,430	181,743,884	170,569,836	184,512,451	162,515,548

Dividends declared per share	$0.60	$0.58	$0.49	$1.18	$0.98

CapitalSource Inc.
Net Income to Adjusted Earnings Reconciliation
(Unaudited)
     We evaluate our performance based on several measures, including adjusted earnings. Management views adjusted earnings and the related per share measures as useful and appropriate supplements to net income and earnings per share. These measures serve as an additional measure of our operating performance because they facilitate evaluation of the company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. We define adjusted earnings as net income as determined in accordance with GAAP, adjusted for certain non-cash items, including real estate depreciation, amortization of deferred financing fees, non-cash equity compensation, realized and unrealized gains and losses on our residential mortgage investment portfolio and related derivatives, unrealized gains and losses on other derivatives and foreign currencies, net unrealized gains and losses on investments, provision for loan losses, charge offs, recoveries, nonrecurring items and the cumulative effect of changes in accounting principles.
     Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

     A reconciliation of our reported net income to adjusted earnings for the three months ended June 30, 2007, March 31, 2007 and June 30, 2006 and six months ended June 30, 2007 and 2006 was as follows:

	Three Months Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	($ in thousands, except per share data)
Net income	$84,328	$78,690	$72,789	$163,018	$138,083
Add:
Real estate depreciation and amortization (1)	7,896	6,762	2,220	14,658	3,610
Amortization of deferred financing fees (2)	6,823	5,508	7,525	12,332	14,427
Non-cash equity compensation	9,859	10,712	9,817	20,571	16,353
Net realized and unrealized losses on residential mortgage investment portfolio, including related derivatives (3)	15,846	7,535	(3,770)	23,381	677
Unrealized (gains) losses on derivatives and foreign currencies, net	(1,287)	328	(6,882)	(959)	(7,133)
Unrealized losses on investments, net	1,170	47	3,870	1,217	5,106
Provision for loan losses	17,410	14,926	11,571	32,336	26,284
Recoveries (4)	—	—	—	—	—
Less:
Charge offs (5)	13,625	10,250	—	23,876	276
Nonrecurring items	—	—	—	—	4,725
Cumulative effect of accounting change, net of taxes	—	—	—	—	370

Adjusted earnings	$128,420	$114,258	$97,140	$242,678	$192,036

Net income per share:
Basic — as reported	$0.45	$0.44	$0.43	$0.89	$0.87
Diluted — as reported	$0.45	$0.43	$0.43	$0.88	$0.85

Average shares outstanding:
Basic — as reported	185,371,033	179,324,672	168,866,621	182,274,147	159,309,225
Diluted — as reported	187,428,430	181,743,884	170,569,836	184,512,451	162,515,548

Adjusted earnings per share:
Basic	$0.69	$0.64	$0.58	$1.33	$1.21
Diluted (6)	$0.68	$0.63	$0.57	$1.31	$1.18

Average shares outstanding:
Basic	185,371,033	179,324,672	168,866,621	182,274,147	159,309,225
Diluted (7)	189,425,285	184,200,063	173,080,654	186,737,699	164,665,696

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect the realized gains and losses and the period change in fair value of residential mortgage-backed securities and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	To the extent the Company experiences losses on loans for which it specifically provided a reserve prior to January 1, 2006, there will be no adjustment to earnings. All charge offs incremental to previously established allocated reserves will be deducted from net income.

(6)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.3 million for the three months ended June 30, 2007 and for the three months ended March 31, 2006, $1.2 million for the three months ended June 30, 2006, $2.6 million for the six months ended June 30, 2007 and $2.1 million for the six months ended June 30, 2006, due to the application of the if-converted method on non-managining member units, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for all periods presented.

(7)	Adjusted to include average non-managing member units of 1,996,855, 2,456,179 and 2,510,818 for the three months ended June 30, 2007, March 31, 2007 and June 30, 2006, respectively, and 2,225,248 and 2,150,148 for the six months ended June 30, 2007 and 2006, respectively, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for all periods presented.

CapitalSource Inc.
Segment Data
(Unaudited)

	Three Months Ended June 30, 2007			Three Months Ended March 31, 2007
	Commercial Lending	Residential Mortgage	Consolidated	Commercial Lending	Residential	Consolidated
	& Investment	Investment	Total	& Investment	Mortgage Investment	Total
	($ in thousands)
Net investment income:
Interest income	$227,795	$83,389	$311,184	$208,654	$80,900	$289,554
Fee income	45,056	—	45,056	50,027	—	50,027

Total interest and fee income	272,851	83,389	356,240	258,681	80,900	339,581
Operating lease income	22,118	—	22,118	20,288	—	20,288

Total investment income	294,969	83,389	378,358	278,969	80,900	359,869
Interest expense	122,513	77,778	200,291	111,251	75,398	186,649

Net investment income	172,456	5,611	178,067	167,718	5,502	173,220
Provision for loan losses	17,410	—	17,410	14,926	—	14,926

Net investment income after provision for loan losses	155,046	5,611	160,657	152,792	5,502	158,294

Total operating expenses	64,564	1,879	66,443	64,221	1,101	65,322

Total other income (expense)	34,925	(13,846)	21,079	11,747	(5,698)	6,049

Noncontrolling interests expense	1,272	—	1,272	1,330	—	1,330

Net income (loss) before income taxes	124,135	(10,114)	114,021	98,988	(1,297)	97,691
Income taxes	29,693	—	29,693	19,001	—	19,001

Net income (loss)	$94,442	$(10,114)	$84,328	$79,987	$(1,297)	$78,690

	Six Months Ended June 30, 2007			Six Months Ended June 30, 2006
	Commercial Lending	Residential Mortgage	Consolidated	Commercial Lending	Residential	Consolidated
	& Investment	Investment	Total	& Investment	Mortgage Investment	Total
	($ in thousands)			($ in thousands)
Net investment income:
Interest income	$436,449	$164,289	$600,738	$348,211	$103,324	$451,535
Fee income	95,083	—	95,083	78,145	—	78,145

Total interest and fee income	531,532	164,289	695,821	426,356	103,324	529,680
Operating lease income	42,406	—	42,406	11,319	—	11,319

Total investment income	573,938	164,289	738,227	437,675	103,324	540,999
Interest expense	233,764	153,176	386,940	154,095	97,605	251,700

Net investment income	340,174	11,113	351,287	283,580	5,719	289,299
Provision for loan losses	32,336	—	32,336	25,883	301	26,184

Net investment income after provision for loan losses	307,838	11,113	318,951	257,697	5,418	263,115

Total operating expenses	128,785	2,980	131,765	100,102	4,208	104,310

Total other income (expense)	46,672	(19,544)	27,128	13,711	(2,071)	11,640

Noncontrolling interests expense	2,602	—	2,602	2,091	—	2,091

Net income (loss) before income taxes and cumulative effect of accounting change	223,123	(11,411)	211,712	169,215	(861)	168,354
Income taxes	48,694	—	48,694	30,641	—	30,64

Net income (loss) before cumulative effect of accounting change	174,429	(11,411)	163,018	138,574	(861)	137,713
Cumulative effect of accounting change, net of taxes	—	—	—	370	—	370

Net income (loss)	$174,429	$(11,411)	$163,018	$138,944	$(861)	$138,083

CapitalSource Inc.
Selected Financial Data
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,	Six Months Ended June 30,
	2007	2007	2006	2007	2006
Commercial Lending & Investment Segment:

Performance ratios:
Adjusted return on average assets	5.44%	4.62%	5.29%	4.72%	5.48%
Adjusted return on average equity	26.58%	21.99%	21.96%	22.79%	24.88%
Yield on average interest earning assets	12.05%	12.44%	12.57%	12.24%	12.67%
Cost of funds	6.20%	6.22%	6.08%	6.21%	5.82%
Net finance margin	6.95%	7.38%	7.99%	7.15%	8.22%
Operating expenses as a percentage of average total assets	2.54%	2.76%	2.87%	2.65%	2.85%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	2.25%	2.47%	2.72%	2.36%	2.72%
Efficiency ratio (operating expenses / net investment income and other income)	31.13%	35.78%	34.63%	33.29%	33.67%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	27.57%	32.02%	32.88%	29.63%	32.24%

Leverage ratios:
Total debt to equity (as of period end)	4.03x	3.79x	3.46x	4.03x	3.46x
Equity to total assets (as of period end)	19.46%	20.47%	22.06%	19.46%	22.06%

Average balances ($ in thousands):
Average loans	$8,708,240	$8,116,297	$6,613,026	$8,413,903	$6,489,269
Average assets	10,182,737	9,440,708	7,241,677	9,814,020	7,094,584
Average interest earning assets	9,083,019	8,430,913	6,910,554	8,758,732	6,785,120
Average income earning assets	9,955,988	9,217,536	7,130,186	9,588,767	6,958,616
Average borrowings	7,929,113	7,258,442	5,356,722	7,595,630	5,339,899
Average equity	2,083,820	1,981,708	1,745,014	2,033,796	1,562,972

Consolidated CapitalSource Inc.:

Performance ratios:
Adjusted return on average assets	3.14%	3.03%	3.01%	3.09%	3.51%
Adjusted return on average equity	22.33%	21.12%	19.81%	21.74%	22.12%
Yield on average interest earning assets	9.51%	9.69%	9.36%	9.60%	10.02%
Cost of funds	5.87%	5.89%	5.69%	5.88%	5.59%
Net finance margin	4.49%	4.69%	4.57%	4.59%	5.39%
Operating expenses as a percentage of average total assets	1.63%	1.73%	1.66%	1.68%	1.91%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.44%	1.55%	1.58%	1.50%	1.83%
Efficiency ratio (operating expenses / net investment income and other income)	33.36%	36.44%	34.26%	34.82%	34.66%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	29.65%	32.67%	32.58%	31.08%	33.24%

Leverage ratios:
Total debt to equity (as of period end)	6.42x	5.95x	5.88x	6.42x	5.88x
Equity to total assets (as of period end)	13.28%	14.16%	14.39%	13.28%	14.39%

Average balances ($ in thousands):
Average loans	$8,708,240	$8,116,297	$6,613,026	$8,413,903	$6,489,269
Average assets	16,392,440	15,298,106	12,954,351	15,848,296	11,029,981
Average interest earning assets	15,028,300	14,207,472	12,542,802	14,620,118	10,658,010
Average income earning assets	15,901,269	14,994,095	12,762,434	15,450,153	10,831,506
Average borrowings	13,691,403	12,860,904	10,847,931	13,278,448	9,087,398
Average equity	2,306,554	2,194,140	1,966,479	2,250,658	1,750,930

CapitalSource Inc.
Commercial Asset Portfolio
(Unaudited)

	June 30, 2007		March 31, 2007		June 30, 2006
Composition of portfolio by type:
Senior secured loans (1)	$5,365,139	54%	$5,110,099	53%	$3,911,722	53%
First mortgage loans (1)	2,864,815	29%	2,814,286	30%	2,953,042	40%
Subordinate loans (1)	711,639	7%	714,150	8%	306,207	4%
Direct real estate investments	1,032,838	10%	805,650	9%	249,851	3%

Total commercial assets	$9,974,431	100%	$9,444,185	100%	$7,420,822	100%

Composition of portfolio by business:
Healthcare and Specialty Finance	$3,830,840	39%	$3,592,443	38%	$3,354,312	45%
Structured Finance	3,534,140	35%	3,381,091	36%	2,444,522	33%
Corporate Finance	2,609,451	26%	2,470,651	26%	1,621,988	22%

Total commercial assets	$9,974,431	100%	$9,444,185	100%	$7,420,822	100%

(1) “Loans” include loans, loans held for sale and receivables under reverse-repurchase agreements

CapitalSource Inc.
Credit Quality Data
(Unaudited)
Credit Metrics by Asset Classification:

	June 30, 2007	March 31, 2007	June 30, 2006

60 or more days contractually delinquent:
As a % of total Commercial Assets(1)	0.97%	0.77%	1.27%
As a % of total Commercial Loans(2)	1.09%	0.85%	1.31%

Non-accrual (3) :
As a % of total Commercial Assets	1.77%	1.63%	1.94%
As a % of total Commercial Loans	1.97%	1.78%	2.01%

Impaired (4) :
As a % of total Commercial Assets	3.50%	2.97%	3.18%
As a % of total Commercial Loans	3.91%	3.24%	3.28%

Total (excluding assets in multiple categories):
As a % of total Commercial Assets	3.72%	3.16%	3.78%
As a % of total Commercial Loans	4.15%	3.46%	3.91%

Allowance for Loan Loss:
As a % of total Commercial Assets	1.28%	1.33%	1.36%
As a % of total Commercial Loans	1.43%	1.45%	1.41%

Net Charge Offs (annualized):
As a % of total Average Commercial Assets	0.57%	0.47%	0.72%
As a % of total Average Commercial Loans	0.63%	0.51%	0.74%

(1) Includes commercial loans, loans held for sale, receivables under reverse-repurchase agreements and direct real estate investments.
(2) Includes commercial loans, loans held for sale and receivables under reverse-repurchase agreements.
(3) Includes loans with an aggregate principal balance of $31.0 million, $41.5 million and $49.4 million as of June 30, 2007, March 31, 2007 and June 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent. Also includes non-accrual loans held for sale with an aggregate principal balance of $3.0 million as of June 30, 2007.
(4) Includes loans with an aggregate principal balance of $78.7 million, $54.4 million and $49.4 million, as of June 30, 2007, March 31, 2007 and June 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent, and loans with an aggregate principal balance of $173.1 million, $153.8 million and $143.8 as of June 30, 2007, March 31, 2007 and June 30, 2006, respectively, that were also classified as loans on non-accrual status.